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                                                                   Exhibit 10(b)

                                MERCK & CO., INC.

                          PLAN FOR DEFERRED PAYMENT OF

                             DIRECTORS' COMPENSATION

                      (Amended and Restated June 21, 1996)
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                                TABLE OF CONTENTS

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                                                                              Page

Article I Purpose                                                               1

Article II Effective Date                                                       1

Article IIII Election of Deferral, Measurement Methods and                      1
Distribution Schedule

Article IV Valuation of Deferred Amounts                                        3

Article V Redesignation Within a Deferral Account                               5

Article VI Redesignation of Deferred Amounts Measured by Fidelity Daily         6
Income Trust Shares

Article VII Payment of Deferred Amounts                                         6

Article VIII Designation of Beneficiary                                         8

Article IX Plan Amendment or Termination                                        8

Schedule A - Measurement Methods
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                                       (i)
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                                MERCK & CO., INC.

                          PLAN FOR DEFERRED PAYMENT OF

                             DIRECTORS' COMPENSATION

I.    PURPOSE

      To provide an arrangement under which directors of Merck & Co., Inc. other than current employees may (i) elect to voluntarily defer payment of the annual retainer and meeting and committee fees until after termination of their service as a director, and (ii) choose the measurement method(s) used to value compensation voluntarily or mandatorily deferred on their behalf.

II.   EFFECTIVE DATE

      March 24, 1981; amended and restated June 21,1996.

III.  ELECTION OF DEFERRAL, MEASUREMENT METHODS AND
      DISTRIBUTION SCHEDULE

      A.    Mandatory Deferral Amount

      1. Each director who (i) was a director on December 31, 1995, and elects to participate in this Plan in lieu of receiving future benefit accruals under the Retirement Plan for the Directors of Merck & Co., Inc. (the "Retirement Plan"), or (ii) first becomes a director after December 31, 1995, will be credited annually with $15,000 (the "Mandatory Deferral Amount") to this Plan. Beginning with April 1, 1997, the Mandatory Deferral Amount shall be credited on April 1 each year unless April 1 is not a business day, in which case the Mandatory Deferral Amount shall be credited on the first business day following April 1 ("Mandatory Deferral Date").

      2. A director will not receive the Mandatory Deferral Amount on April 1 of the calendar year in which his or her retirement from the Board is expected to be effective at the Annual Meeting of Stockholders for such year. A pro rata adjustment will be made to a director's account if the effective date of such director's retirement is other than the date of the Annual Meeting of Stockholders.

      3. Prior to December 28 of each year, each director who will receive the Mandatory Deferral Amount must elect the measurement method or methods by which the Mandatory Deferral Amount to be credited on his/her behalf on April 1 of the next calendar year will be measured in accordance with Article IV, below.
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      4.    Prior to commencement of duties as a director, a director newly elected or appointed to the Board during a calendar year must make the election under this paragraph for the pro rata portion of the Mandatory Deferral Amount applicable to such director's first year of service (or part thereof). Such pro rata portion shall be credited to the director's account on the first day of such director's service.

      B.    Voluntary Deferral Amount

      1. Prior to December 28 of each year, each director is entitled to make an irrevocable election to defer until termination of service as a director receipt of payment of (a) 50% or 100% of the retainer for the 12 months beginning April 1 of the next calendar year, (b) 50% or 100% of the Committee Chairperson retainer beginning April 1 of the next calendar year, and (c) 50% or 100% of the meeting and committee fees for the 12 months beginning April 1 of the next calendar year.

      2. Each such annual election shall include an election as to the measurement method or methods by which the value of amounts deferred will be measured in accordance with Article IV, below.

      3. Prior to commencement of duties as a director, a director newly elected or appointed to the Board during a calendar year must make the election under this paragraph for the portion of the Voluntary Deferral Amount applicable to such director's first year of service (or part thereof).

      4. The Voluntary Deferral Amount shall be credited as follows: (1) Meeting and committee fees that are deferred are credited as of the day the director's services are rendered; (2) if the Board retainer and/or Committee Chairperson retainer is deferred, a pro-rata share of the deferred retainer is credited on the last business day of each calendar quarter. The dates the Voluntary Deferral Amount, or parts thereof, are credited to the director's deferred account are hereinafter referred to as the Voluntary Deferral Dates.

      C.    Election of Distribution Schedule

            Each annual election referred to in A and B above shall include an election to receive payment following termination of service as a director of all amounts deferred in a lump sum either immediately or one year after such termination, or in quarterly or annual installments over five, ten or fifteen years.


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IV.   VALUATION OF DEFERRED AMOUNTS

      The value of amounts deferred shall be measured in accordance with each director's election of measurement methods. The available measurement methods are set forth on Schedule A hereto. At no time during the deferral period will any shares of Merck Common Stock, Mutual Fund shares, Treasury Bills, Salomon 3-Month Treasury Index shares, or Bond Index shares be purchased or earmarked for such deferred amounts nor will any rights of a shareholder exist with respect to such amounts.

      A.    Common Stock

      1. Initial Crediting. That portion of the annual Mandatory Deferral Amount allocated to Merck Common Stock shall be used to determine the number of full and partial shares of Merck Common Stock which such amount would purchase at the average of the high and low prices of the Common Stock on the New York Stock Exchange composite tape on the Mandatory Deferral Date.

            That portion of the Voluntary Deferral Amount allocated to Merck Common Stock shall be used to determine the number of full and partial shares of Merck Common Stock which such amount would purchase at the high and low prices of the Common Stock on the New York Stock Exchange composite tape on the applicable Voluntary Deferral Date.

            However, should it be determined by the Committee on Directors of the Board of Directors that a measurement of Merck Common Stock on any Mandatory or Voluntary Deferral Date would not constitute fair market value, then the Committee shall decide on which date fair market value shall be determined using the valuation method set forth in this Article IV, Section A.1.

      2. Dividends. Each director's account will be credited with the additional number of full and partial shares of Merck Common Stock which would have been purchasable with the dividends on shares previously credited to the account at the closing price on the New York Stock Exchange composite tape on the date each dividend was paid.

      3. Distributions. Distribution from the Merck Common Stock account will be valued at the closing price on the New York Stock Exchange composite tape of Merck Common Stock on the distribution date.


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      B.    Mutual Funds

      1. Initial Crediting. The amount allocated to each Mutual Fund shall be used to determine the full and partial Mutual Fund shares which such amount would purchase at the closing net asset value of the Mutual Fund shares on the Mandatory or Voluntary Deferral Date, whichever is applicable. The director's account will be credited with the number of full and partial Mutual Fund shares so determined.

      2. Dividends. Each director's account will be credited with the additional number of full and partial Mutual Fund shares which would have been purchasable, at the closing net asset value of the Mutual Fund shares as of the date each dividend is paid on the Mutual Fund shares, with the dividends which would have been paid on the number of shares previously credited to such account (including pro rata dividends on any partial shares).

      3. Distributions. Mutual Fund distributions will be valued based on the closing net asset value of the Mutual Fund shares on the distribution date.

      C.    Salomon 3-Month Treasury Bill Index

      1. Initial Crediting. The amount allocated to the Salomon 3-Month Treasury Bill Index will be credited to the director's account at $1 per unit.

      2. Interest. Each director's account measured by the Salomon 3-Month Treasury Bill Index will be credited with interest at the monthly rate of return on the Salomon 3-Month Treasury Bill Index.

      3.    Distributions.  Distributions will be valued at $1 per unit.

      D.    Bond Indices

      1. Initial Crediting. The amount allocated to each Bond Index shall be used to determine the number of full and partial Bond Index units which such amount would purchase at the Bond Index closing quote at the Mandatory or Voluntary Deferral Date, whichever is applicable, divided by 100. The director's account will be credited with the number of Bond Index units so determined.

      2. Distributions. Distributions of Bond Index units will be valued at the Bond Index closing quote on the distribution date divided by 100.


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      E.    Adjustments

            In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering or any other change in the corporate structure or shares of the Company or a Mutual Fund or units of a Bond Index, the Committee on Directors shall make such adjustment, if any, as it may deem appropriate in the number and kind of shares or units of such investment measurement method credited to each director's account.

V.    REDESIGNATION WITHIN A DEFERRAL ACCOUNT

      A.    General

            A director may request a change in the measurement methods used to value all or a portion of his/her account except that no change may be made to the portion of the account measured by Merck Common Stock. The change will be effective following receipt of such written request. AMOUNTS DEFERRED USING THE MERCK COMMON STOCK METHOD AND ANY EARNINGS ATTRIBUTABLE TO SUCH DEFERRALS MAY NOT BE REDESIGNATED.

      B.    When Redesignation May Occur

      1. During Active Service. Such redesignation may be made not more than four times in each calendar year. Each such request shall be irrevocable and can be designated in whole percentages or as a dollar amount.

      2. After Death. Following the death of a director, the legal representative or beneficiary of such director may redesignate subject to the same rules as for active directors set forth in
            Article V, Section B.1.

      C.    Valuation of Amounts to be Redesignated

            The portion of the director's account to be redesignated will be valued at its cash equivalent and such cash equivalent will be converted into shares or units of the other measurement method(s). For purposes of such redesignations, the cash equivalent of Mutual Fund shares, Salomon 3-Month Treasury Bill Index units, or Bond Index units shall be valued on the date the request to change is received by the Company (or, if that day is not a business day, then on the next business day), as follows:


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            1.    Mutual Funds.  The value for conversion purposes shall be the net asset value of such Mutual Fund at the close of business.

            2. Salomon 3-Month Treasury Bill Index. The value for conversion purposes shall be $1.

            3. Bond Indices. The value for conversion purposes shall be determined by the Bond Index closing quote divided by 100.

VI.   REDESIGNATION OF DEFERRED AMOUNTS MEASURED BY
      FIDELITY DAILY INCOME TRUST SHARES

      Prior to December 28, 1996, each director who has any part of his/her deferred amount measured by Fidelity Daily Income Trust shares may elect the measurement method or methods by which such deferred amount will be measured as of April 1, 1997.

      If a director fails to make an election regarding amounts measured by Fidelity Daily Income Trust shares, then the amount shall automatically be redesignated as of April 1, 1997, to the Salomon 3-Month Treasury Bill Index measurement method. The value of shares of Fidelity Daily Income Trust to be redesignated shall be the offering price of Fidelity Daily Income Trust shares on March 31, 1997.

VII.  PAYMENT OF DEFERRED AMOUNTS

      A.    Payment

            All payments to directors of amounts deferred will be in cash in accordance with the distribution schedule elected by the director pursuant to Article III, Section C. Distributions shall be pro rata by measurement method. Distributions shall be valued on the tenth
            (10th) business day of the distribution month and paid as soon thereafter as possible.


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      B.    Changes to Distribution Schedule Prior to Termination

            Upon the request of a director made at any time during the calendar year immediately preceding the calendar year in which service as a director terminates, the Committee on Directors of the Board of Directors ("Committee on Directors"), in its sole discretion, may authorize: (a) an extension of a payment period beyond that originally elected by the director not to exceed that otherwise allowable under Article III, Section C, and/or (b) a payment frequency different from that originally elected by the director. Such request may not be made with regard to amounts deferred after December 31, 1990 using the Merck Common Stock method and to any earnings attributable to such deferrals. Deferrals into Merck Common Stock made after December 31, 1990 and any earnings thereon may only be distributed in accordance with the schedule elected by the director under Article III, Section C or determined by the Committee on Directors under Article VIII.

      C.    Post-Termination Changes to Distribution Schedule

            Following termination of service as a director, each director may make one request for a further extension of the period for distribution of his/her deferred compensation which may not exceed the deferral period otherwise allowable under Article III, Section
            C. This request may be granted and a new payment schedule determined in the sole discretion of the Committee on Directors. Such request may not be made with regard to amounts deferred after December 31, 1990 using the Merck Common Stock Method and to any earnings attributable to such deferrals. Any retired director who is not subject to U.S. income tax may petition the Committee on Directors to change payment frequency, including a lump sum distribution, and the Committee on Directors may grant such petition if, in its discretion, it considers there to be reasonable justification therefor. Deferrals into Merck Common Stock made after December 30, 1990 and any earnings thereon may only be distributed in accordance with the schedule elected by the director under Article III, Section C or determined by the Committee on Directors under
            Article VIII.

      D.    Forfeitures

            A director's deferred amount attributable to the Mandatory Deferral Amount and earnings thereon shall be forfeited upon his or her removal as a director or upon a determination by the Committee on Directors in its sole discretion, that a director has:


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            (i)  joined the Board of, managed, operated, participated in a material way in, entered employment with, performed consulting (or any other) services for, or otherwise been connected in any material manner with a company, corporation, enterprise, firm, limited partnership, partnership, person, sole proprietorship or any other business entity determined by the Committee on Directors in its sole discretion to be competitive with the business of the Company, its subsidiaries or its affiliates (a "Competitor");

            (ii) directly or indirectly acquired an equity interest of five (5)
                 percent or greater in a Competitor; or

            (iii)disclosed any material trade secrets or other material confidential information, including customer lists, relating to the Company or to the business of the Company to others, including a Competitor.

VIII. DESIGNATION OF BENEFICIARY

      In the event of the death of a director, the deferred amount at the date of death shall be paid to the last named beneficiary or beneficiaries designated by the director, or, if no beneficiary has been designated, to the director's legal representative, in one or more installments as the Committee on Directors in its sole discretion may determine.

IX.   PLAN AMENDMENT OR TERMINATION

      The Committee on Directors shall have the right to amend or terminate this Plan at any time for any reason.


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                                   SCHEDULE A

                               MEASUREMENT METHODS

      MERCK COMMON STOCK

      MUTUAL FUNDS

            Acorn Fund
            Bond Fund of America
            Fidelity Destiny I
            Fidelity Equity Income Fund
            Fidelity Magellan Fund
            Fidelity U.S. Equity Index
            IDS Global Bond Fund
            Merrill Lynch Developing Capital Markets
            Scudder Growth & Income
            Sequoia Fund
            T. Rowe Price Small-Cap Value Fund
            T. Rowe Price International Stock Fund
            Templeton Growth Fund, Inc.
            Vanguard Wellington Fund

      SALOMON 3-MONTH TREASURY BILL INDEX

      BOND INDICES

      Lehman Brothers Treasury Bond Index -- Intermediate Term
      Lehman Brothers Treasury Bond Index -- Long Term